Action by Unanimous Written Consent of Board of Trustees
In Lieu of a Meeting February 27, 2017

Wildermuth Endowment Strategy Fund
Power of Attorney

 WHEREAS, the Trust periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

NOW, THEREFORE, each person whose signature appears below hereby constitutes and appoints John H. Grady their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any post-effective amendments to the Registration Statement on Form N-2 for the Wildermuth Endowment Strategy Fund (the “Trust”), and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (File No. 333-191152), the Securities Exchange Act of 1934 and the Investment Company Act of 1940 (File No. 811-22888); and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorney-in-fact and agent full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, this Consent, which may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, is effective as of the date first written above.

Signatures	Office with the Trust	Date

/s/ Daniel Wildermuth	Chairman, Trustee, President and
Daniel Wildermuth	Chief Executive Officer	February 28, 2017

/s/ Anthony H. Lewis	Trustee
Anthony H. Lewis		February 28, 2017

/s/ Martel Day	Trustee
Martel Day		February 28, 2017

/s/ Carol Wildermuth	Trustee	February 28, 2017
Carol Wildermuth

/s/ Randall D. Fretz	Trustee	February 28, 2017
Randall D. Fretz

/s/ Gerard Scarpati	Treasurer and Chief Financial Officer	February 28, 2017
Gerard Scarpati

CERTIFICATE

The undersigned, President and Chief Executive Officer of WILDERMUTH ENDOWMENT STRATEGY FUND, hereby certifies that the following resolution is duly adopted by a majority of the Board of Trustees via unanimous written consent, and is in full force and effect:

Dated:	/s/ Daniel Wildermuth
Daniel Wildermuth
President and Chief Executive Officer

WILDERMUTH ENDOWMENT STRATEGY FUND